Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 17, 2025, with respect to the consolidated financial statements of HMH Holding B.V., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AS

Oslo, Norway

November 10, 2025